UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2023, Fresh Vine Wine, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with two accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of a newly created series of preferred stock designated as “Series A Convertible Preferred Stock” (the “Series A Stock”). The rights and preferences of the Series A Stock are summarized in Item 5.03 of this report.

Pursuant to the Securities Purchase Agreement, the Purchasers collectively agreed to purchase up to 10,000 shares of Series A Stock at a per share purchase price equal to $100.00, for total gross proceeds of up to $1.0 million. The Purchasers agreed to purchase 4,000 shares of Series A Stock for an aggregate purchase price of $400,000 at an initial closing of the Offering (the “Initial Closing”), which occurred on August 2, 2023. The Securities Purchase Agreement provides that the Company will issue and sell to the Purchasers, and the Purchasers will purchase, an additional 4,000 shares of Series A Stock at a second closing (the “Second Closing”) that is scheduled to occur within 30 days following the Initial Closing, subject to satisfaction of applicable closing conditions. Pursuant to the Securities Purchase Agreement, the Purchasers may elect, but are not required, to purchase an additional 2,000 shares of Series A Stock from the Company at a closing (the “Optional Closing”) within 60 days following the date of the Initial Closing. There is no guaranty the Second Closing or the Optional Closing will occur.

The Company previously engaged The Oak Ridge Financial Services Group, Inc. to serve as a financial adviser to the Company in connection with the capital raising activities. The Company paid Oak Ridge a $10,000 cash advisory fee upon commencement of the engagement and, in connection with the Offering, the Company has agreed to pay the Oak Ridge a cash fee equal to 5.0% of the gross proceeds received by the Company in the Offering, in addition to reimbursing Oak Ridge for its out-of-pocket expenses.

Pursuant to the Securities Purchase Agreement, and subject to certain exceptions, for so long as any Series A Stock remain outstanding, if the Company enters into any agreement with any purchaser or holder of any securities of the Company that provides such purchaser or holder with terms that are more favorable when taken as a whole than the terms available to the Purchasers and set out in the Securities Purchase Agreement or the Series A Stock, each Purchaser shall have the right to elect in writing, within 30 days of the receipt of notice from the Company of its entry into such agreement, to elect to have such terms apply to the Securities Purchase Agreement and/or the Series A Stock, as the case may be.

Also pursuant to the Securities Purchase Agreement, and subject to certain exceptions, for so long as any of the Series A Stock remain outstanding, upon any issuance by the Company of common stock, common stock equivalents or other indebtedness or other securities for cash in a transaction entered into primarily for financing purposes (a “Subsequent Financing”), each Purchaser holding outstanding Series A Stock shall have the right to participate up to its pro rata portion of a percentage of such Subsequent Financing equal to, in the aggregate for all Purchasers, one hundred percent (100%) in case of any offering on the same terms, conditions and price provided for in the Subsequent Financing. Each Purchaser will also be entitled to a right of over-allotment.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.01 Notice Of Delisting Or Failure To Satisfy A Continued Listing Rule Or Standard; Transfer Of Listing.

On July 19, 2023, Board of Directors of the Company appointed Michael Pruitt, the Non-Executive Chair of the Company’s Board of Directors, to serve as Interim Chief Executive Officer. As a result of such interim appointment, Mr. Pruitt ceased serving as one of two members of the Company’s audit committee because he is not considered an independent director under Section 803A of the NYSE American Company Guide while serving as Chief Executive Officer. As a result, on July 27, 2023, the Company received a written notice (the “Notice”) from NYSE Regulation (the “NYSE American”) indicating that the Company was not in compliance with the NYSE American continued listing standards set forth in Section 801(h) and 803B(2)(c) of the NYSE American Company Guide because its audit committee was not comprised of at least two members.

According to Section 803B(6)(b) of the NYSE American Company Guide, the Company had until the earlier of the next annual shareholders’ meeting or one year from the date of the event that caused the failure to comply with the audit committee composition requirements, provided, however, that if the annual shareholders’ meeting occurs no later than 75 days following the noncompliance event date, the Company would instead have 75 days from such event to regain compliance.

On July 27, 2023, the Company’s Board of Directors filled the vacancy on the audit committee by appointing David Yacullo to serve as a member of the committee. As a result of such appointment, on July 28, 2023, the Company received a letter from the NYSE American stating that the Company has resolved the deficiency set forth in the Notice and has regained compliance with the NYSE American’s audit committee composition requirements.

The Notice had no immediate effect on the listing or trading of the Company’s common stock and the common stock continues to trade on the NYSE American under the symbol “VINE”.

In accordance the rules of the NYSE American, the Company issued a press release on July 31, 2023, announcing that it had received the Notice.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The issuance and sale of the shares of Series A Stock, and the offer and issuance of Conversion Shares issuable upon conversion thereof, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these offers and issuances, the Company has relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On July 27, 2023, Fresh Vine Wine, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”), which was amended on August 1, 2023 prior to the issuance of any shares of Series A Stock by filing Amendment No. 1 thereto (as so amended, the “Certificate”). The Certificate designates 10,000 shares of the Company’s undesignated preferred stock as Series A Stock and establishes the rights and preferences of Series A Stock, as described below.

Stated Value. Each share of Series A Stock (the “Preferred Shares”) will have a stated value of $100.00 (the “Stated Value”).

Rank. Unless consented to by the holders of at least a majority of the outstanding Preferred Shares, all shares of capital stock of the Company shall rank junior to Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company (a “Liquidation”), the holders of Preferred Shares shall (i) first be entitled to receive out of the assets of the Company available for distribution to the stockholders an amount equal to 150% times the Stated Value for each share of Series A Stock before any distribution or payment shall be made to the holders of any junior securities and (ii) then be entitled to participate in the distribution of remaining assets with the holders of common stock on an as-if-converted to common stock basis (disregarding for such purposes any conversion limitations under the Certificate).

Conversion, and Limitations. Each share of Series A Stock shall be convertible at the option of the holder thereof into the number of shares common stock (“Conversion Shares”) calculated by dividing the Stated Value by the Conversion Price (the “Conversion Ratio”)(subject to the limitations described below). For such purposes, the “Conversion Price” means $0.10. However, if the Company’s common stock fails to continue to be listed or quoted for trading on a stock exchange (currently, the NYSE American), then the “Conversion Price” thereafter will mean the lesser of (i) $0.10, or (ii) the closing sale price of the common stock on the trading day immediately preceding the conversion date; provided that the Conversion Price shall not be less than $0.05 (the “Floor Price”). The Conversion Price is subject to standard adjustments based stock splits, stock dividends, stock combinations and the like, and the Floor Price is also subject to anti-dilution adjustments resulting from future oﬀerings of common stock (or common stock equivalents) at a price less than the prevailing Conversion Price.

The Series A Stock contains “blocker” provisions restricting the holders’ ability to exercise conversion rights if the issuance of Conversion Shares would result in such holder beneficially owning in excess of 4.99% of the Company’s common stock. In addition, a Series A Stock holder’s ability to convert Series A Stock to common stock will be subject to an “Exchange Share Cap” and an “Individual Holder Share Cap.” Under the Exchange Cap, the total number of shares of common stock issuable upon conversion of outstanding Preferred Shares, when added to any previously issued Dividend Shares, may not exceed 19.9% of the Company’s issued and outstanding common stock immediately prior to the date on which Preferred Shares are ﬁrst issued. Under the Individual Holder Share Cap, no holder of Series A Stock will have the right to acquire common stock upon conversion of the Preferred Stock if the issuance of shares of common stock would result in converting holder beneﬁcially owning in excess of 19.9% of the number of shares of common stock outstanding immediately after giving eﬀect to the issuance. The Exchange Share Cap and the Individual Holder Share Cap will not apply if the Company obtains stockholder approval to issue the shares of common stock exceeding the applicable cap as required by NYSE American LLC Company Guide Section 713.

Dividends. Each Holder of a Preferred Share shall be entitled to receive dividends payable, subject to certain conditions, in cash (or in shares of common stock (“Dividend Shares”) valued at either (i) the then applicable Conversion Price (as defined below), or (ii) 50% of the then current Market Price of the Company’s common stock, at the dividend rate of 12% per annum. Accrued and unpaid Dividends shall be payable in cash commencing on July 31, 2024 and continuing each annual anniversary of such date until the conversion of the Preferred Shares. With respect to such Dividends attributable to Preferred Shares subject to conversion, such Dividends are to be included in the Conversion Amount (as defined below) subject to conversion hereunder. Notwithstanding the foregoing, the Company may not pay Dividends by issuing Dividend Shares if and to the extent that the issuance of such Dividend Shares, when added to all Conversion Shares previously issued upon prior conversions of Series A Stock and previously issued Dividend Shares (if any), would exceed the Exchange Share Cap or result in a Series A Stock holder beneficially owning shares of common stock in excess of the Individual Holder Share Cap. The limitation on paying Dividends by issuing Dividend Shares will not apply if the Company obtains stockholder approval for issuances of common stock in excess of the Exchange Share Cap and/or the Individual Holder Share Cap, as applicable, in each case as required by the NYSE American LLC Company Guide.

Redemption. The Company may redeem (i) up to 75% of the issued and outstanding Preferred Shares for a price per share equal to 150% of the Stated Value thereof if such redemption occurs within six months from the date of issuance, and (ii) up to 50% of the issued and outstanding Preferred Shares for a price per share equal to 200% of the Stated Value thereof if such redemption occurs after six months but before the expiration of twelve months from the date of issuance.

Voting. The Preferred Shares will vote with the common stock as a single class on all matters submitted to a vote of stockholders of the Company other than any proposal to approve the issuance of shares of common stock in excess of the Exchange Share Cap or the Individual Holder Share Cap. The Preferred Shares will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap, if and as applicable; however, solely for purposes of determining voting rights, the Conversion Price shall be equal to the most recent closing sale price of the Common Stock as of the execution and delivery of the Securities Purchase Agreement, which was $0.47.

The foregoing description of the Certificate is qualified in its entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Amendment No. 1 thereto, which are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement dated August 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: August 2, 2023	By:	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement dated August 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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